UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2019

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-220997	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Washington Avenue

Suite 800

Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry Into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 31, 2018, SCG Global Holdings, L.L.C. (the “Starwood Affiliate”), an affiliate of Starwood REIT Advisors, L.L.C., the advisor (the “Advisor”) of Starwood Real Estate Income Trust, Inc. (the “Company”), entered into an agreement of purchase and sale (the “Purchase Agreement”) with affiliates of Noble Investment Group (the “Seller”), which is not affiliated with the Company, the Starwood Affiliate or any of their respective affiliates. Pursuant to an assignment by and between the Starwood Affiliate and SREIT Hotel Holdings, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (the “Purchaser”), the Starwood Affiliate assigned its right, title and interest in and to the Purchase Agreement to the Purchaser.

Pursuant to the Purchase Agreement, on each of January 10, 2019, January 11, 2019 and January 15, 2019, the Company, through the Purchaser, acquired hotel properties which together comprise a U.S.-based select service hotel portfolio (the “Portfolio”) from the Seller. The Portfolio is a fully renovated, premium-branded, stable select service portfolio totaling 1,057 hotel rooms, comprised of eight hotels located primarily in Florida and Colorado. The Portfolio was acquired in a series of off-market transactions for $229 million, excluding closing costs, which represents an approximately 5-10% discount to replacement cost in the respective markets. The hotels in the Portfolio are well located in high growth markets; on a weighted average basis, the markets in the Portfolio have grown at double the pace of the broader United States in both population and employment over the last five years. Approximately 30% of the Portfolio’s income comes from two properties located in Tampa, Florida, each of which is in close proximity to the Tampa Airport, which is undergoing an approximately $2 billion renovation and expansion. Approximately 20% of the Portfolio’s income comes from a property located in Boulder, Colorado which is in close proximity to both the expanding Google LLC presence as well as three major mixed-use developments. Approximately 20% of the Portfolio’s income comes from two properties located in Fort Myers, Florida, where the metropolitan statistical area population has grown at four times the rate of the broader U.S. and at the highest rate in the state of Florida.. The remaining approximately 30% of the Portfolio’s income comes from properties located in attractive submarkets with stable and consistent demand drivers including Knoxville, Tennessee; Little Rock, Arkansas; and Cleveland, Ohio. The Portfolio is high quality, with a weighted average of just three years since the most recent renovation, and will require minimal capital in the short to medium term. The Company acquired the Portfolio free of any management encumbrances, offering the Company both the full flexibility to improve the Portfolio’s performance going forward by taking advantage of the proprietary manager relationships of the Advisor.

The Company funded the acquisition of the Portfolio with a combination of cash on hand (which primarily consists of proceeds from the Company’s public offering), the assumption of existing property-level debt for six of the eight hotel properties, and new property-level indebtedness provided by Deutsche Bank for the remaining two hotel properties.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The required financial statements for the Portfolio will be filed in accordance with Rule 3-05 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the latest date on which the initial Current Report related to the Portfolio acquisition could have been timely filed.

(b)	Pro forma financial information.

The required pro forma financial information for the Portfolio will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the latest date on which the initial Current Report related to the Portfolio acquisition could have been timely filed.

(c)	Exhibits.

Exhibit Number	Description

10.1*	Hotel Purchase and Sale Agreement dated July 31, 2018 between SCG Global Holdings, L.L.C. and affiliates of Noble Investment Group.

10.2*	First Amendment to the Hotel Purchase and Sale Agreement dated October 9, 2018, between SREIT Hotel Holdings, L.L.C. and affiliates of Noble Investment Group.

10.3*	Second Amendment to the Hotel Purchase and Sale Agreement dated November 19, 2018, between SREIT Hotel Holdings, L.L.C. and affiliates of Noble Investment Group.

10.4*	Third Amendment to the Hotel Purchase and Sale Agreement dated January 10, 2019, between SREIT Hotel Holdings, L.L.C. and affiliates of Noble Investment Group.

10.5*	Fourth Amendment to the Hotel Purchase and Sale Agreement dated January 14, 2019, between SREIT Hotel Holdings, L.L.C. and affiliates of Noble Investment Group.

*	Filed herewith.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as such factors may be updated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: January 16, 2019	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary